Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-181621) of Synageva BioPharma Corp. and related Prospectus of our report dated March 14, 2011, except for Note 12, as to which the date is July 6, 2012, with respect to the financial statements of Trimeris Inc. included in its Current Report on Form 8-K dated July 6, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

July 6, 2012